UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

CHAIN BRIDGE I

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CHAIN BRIDGE I

8 The Green # 17538

Dover, DE 19901

PROXY STATEMENT

AMENDMENT NO. 1

On October 10, 2024, Chain Bridge I (the “Company”) filed its definitive proxy statement (the “Proxy Statement) with respect to its Extraordinary General Meeting scheduled for November 8, 2024.

This Amendment No. 1 to the Proxy Statement is filed solely to disclose that on October 29, 2024, the Company and Fulton AC I LLC (the “CBRG Sponsor”) entered into an agreement pursuant to which the CBRG Sponsor agreed to reimburse the Trust Account (as defined in the Proxy Statement) up to $100,000 to pay dissolution expenses if and when the Company is dissolved. The amount of such reimbursements will be included in the amount distributable holders of Class A Ordinary Shares of the Company entitled to participate the liquidation of the Trust Account.

Except as expressly noted above, this Amendment No. 1 does not modify or update in any way disclosures made in the Proxy Statement. Accordingly, this Amendment No. 1 should be read in conjunction with the Proxy Statement.